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                                                                    EXHIBIT 99.1


FROM:           Health Fitness Corporation
                3600 American Blvd West, Suite 560
                Minneapolis, MN 55431
                952-831-6830

CONTACT: Wes Winnekins, CFO, 952-897-5275 -- wwinnekins@hfit.com or-Dennis B. McGrath, McGrath Buckley Communications Counseling 651-646-4115; dennis@mcgrath-buckley.com


FOR IMMEDIATE RELEASE


HEALTH FITNESS ANNOUNCES FIRST QUARTER 2004 RESULTS; REVENUE UP 68.5% OVER 2003

         MINNEAPOLIS, May 4, 2004 --- Health Fitness Corporation (OTC: HFIT) today reported financial results for its first quarter ended March 31, 2004.

         Revenue was $12,666,374 for the first quarter, up $5,148,169, or 68.5% over revenue of $7,518,205 for the first quarter last year. Gross profit was $3,086,937 for the quarter, an increase of $1,432,538 or 86.6%, compared to gross profit of $1,654,399 for the first quarter last year. As a percent of revenue, gross profit increased to 24.4% compared to 22.0% for the first quarter last year. Earnings before income taxes were $561,207, up $111,197, or 24.7% from $450,010 in the first quarter of last year. Net earnings applicable to common shareholders were $336,707, an increase of $68,727, or 25.6%, compared to $267,980 for the same quarter last year.

         HFC said the increase in revenue, gross profit and net earnings is primarily due to HFC's December 2003 acquisition of the Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc.

         Jerry Noyce, President and CEO, said, "The positive results of our first quarter as a combined company confirms the soundness of our decision to acquire the Johnson & Johnson fitness services business. The increase in gross profit as a percent of revenue was primarily due to improvements in our contract portfolio as a result of the acquisition, as well as an increase in sales of our Health Enhancement Program offerings. Operating expenses, as a percent of revenue, increased to 18.9% from 15.9% for the same quarter in 2003. Of this increase, $219,584 represents a non-cash expense related to the amortization of acquired intangible assets.

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The remaining increase of $979,959 represents the cost of salaries, benefits and other expenses of the management team that came over in the acquisition, all of who will be very important to our future growth.

         From an operations standpoint, the integration process for our two companies has gone very well. Since we closed the transaction, our combined management team has spent a considerable amount of time strengthening our strategic plan. We believe this plan will provide new opportunities for HFC and solidify our position as the leading provider of health management services to the corporate market."

         Health Fitness Corporation is the leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. HFC has been serving clients since 1975 and manages more than 390 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

         This press release contains forward-looking statements within the meaning of federal securities laws. These statements include statements regarding intent, belief, or current expectations of the Company and its management and specifically include the statement regarding the Company's belief that their strategic plan will solidify its position as the leading provider of health management services to the corporate market. These forward-looking statements are not guarantees of the future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in these statements. These statements should be read in conjunction with the various factors affecting the Company's operations and financial condition discussed in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained within the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. There is no assurance that the Company will be able to capitalize on any of these forward-looking statements.

         Financial tables follow ...

                                    - MORE -




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                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS


                                                                                                  (Unaudited)
                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                                       ---------------------------------

                                                                                            2004               2003
                                                                                       ---------------     -------------
REVENUE                                                                                $   12,666,374      $  7,518,205

COSTS OF REVENUE                                                                            9,579,437         5,863,806
                                                                                       ---------------     -------------
GROSS PROFIT                                                                                3,086,937         1,654,399

OPERATING EXPENSES
    Salaries                                                                                1,342,709           783,542
    Selling, general and administrative                                                       830,106           409,314
    Amortization of acquired intangible assets                                                219,584                 -
                                                                                       ---------------     -------------
           Total operating expenses                                                         2,392,399         1,192,856
                                                                                       ---------------     -------------

OPERATING INCOME                                                                              694,538           461,543

OTHER INCOME (EXPENSE)
    Interest expense                                                                         (134,252)          (10,505)
    Other, net                                                                                    921            (1,028)
                                                                                       ---------------     -------------
EARNINGS BEFORE INCOME TAX EXPENSE                                                            561,207           450,010
INCOME TAX EXPENSE                                                                            209,500           182,030
                                                                                       ---------------     -------------

NET EARNINGS                                                                                  351,707           267,980

    Dividend to preferred shareholders                                                         15,000                 -
                                                                                       ---------------     -------------

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS                                         $      336,707      $    267,980
                                                                                       ===============     =============

NET EARNINGS PER COMMON SHARE:
    Basic                                                                                   $0.03              $0.02
    Diluted                                                                                  0.02               0.02

WEIGHTED AVERAGE COMMON SHARES  OUTSTANDING
    Basic                                                                                  12,409,619       12,308,321
    Diluted                                                                                16,038,913       12,404,312



See notes to consolidated financial statements


                                    - MORE -





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                           HEALTH FITNESS CORPORATION
                           CONSOLIDATED BALANCE SHEETS


                                                                                      (Unaudited)
                                                                                       March 31,        December 31,
                                                                                         2004               2003
                                                                                   ------------------ -----------------
ASSETS

CURRENT ASSETS
    Cash                                                                           $          907,64  $         281,294
    Trade and other accounts receivable, less allowances of $141,000 and
       $131,000                                                                            8,162,549          5,218,224
    Prepaid expenses and other                                                               270,810            187,347
    Deferred tax assets                                                                      850,300            850,300
                                                                                   ------------------ -----------------
           Total current assets                                                           10,191,305          6,537,165

PROPERTY AND EQUIPMENT, net                                                                  192,734            177,217

OTHER ASSETS
    Goodwill                                                                               8,915,280          8,725,574
    Customer contracts, less accumulated amortization of $269,400 and                      1,460,555          1,662,639
       $67,400
    Trademark, less accumulated amortization of $23,300 and $5,800                           326,666            344,166
    Other intangible assets, less accumulated amortization of $11,700 and                    131,051            138,582
       $4,200
    Cash held in escrow                                                                      473,103            471,999
    Deferred tax assets                                                                    1,509,033          1,686,301
    Other                                                                                     63,467             64,458
                                                                                   ------------------ -----------------
                                                                                   $      23,263,194  $      19,808,101
                                                                                   ================== =================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                         $         462,781  $         569,730
    Accrued salaries, wages, and payroll taxes                                             2,434,589          1,607,157
    Other accrued liabilities                                                                521,837            450,255
    Accrued self funded insurance                                                            588,025            228,084
    Deferred revenue                                                                       1,474,686          1,427,057
                                                                                   ------------------ -----------------
           Total current liabilities                                                       5,481,918          4,282,283

LONG-TERM OBLIGATIONS                                                                      6,220,759          4,350,012

COMMITMENTS AND CONTINGENCIES                                                                      -                  -

PREFERRED STOCK, $0.01 par value; 5,000,000 shares authorized, 1,018,833
    and 1,003,833 issued and outstanding                                                   1,458,833          1,443,833

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 25,000,000 shares authorized;
       12,438,245 and 12,357,334 shares issued and outstanding                               124,382            123,573
    Additional paid-in capital                                                            17,705,004         17,671,536
    Accumulated comprehensive income                                                           4,434              5,707
    Accumulated deficit                                                                   (7,732,136)        (8,068,843)
                                                                                   ------------------ -----------------
                                                                                          10,101,684          9,731,973
                                                                                   ------------------ -----------------
                                                                                   $      23,263,194  $      19,808,101
                                                                                   ================== =================


See notes to consolidated financial statements.